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                                                                     EXHIBIT 23a



                                CONSENT OF EXPERT


               I consent to the references to me under the headings "The Company
- Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Environmental Matters" in the Prospectus, dated June 4, 1998, as supplemented, that is part of the Registration Statement on Form S-3, as amended (Registration No. 333-49777), of Meritor Automotive, Inc. ("Meritor"), pertaining to Meritor's debt securities.

                                             /s/ David W. Greenfield
                                             ---------------------------
                                                 David W. Greenfield
                                                Senior Vice President,
                                            General Counsel & Secretary of
                                               Meritor Automotive, Inc.

Date:  August  6, 1998